UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

November 14, 2007

Internap Network Services Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27265	91-2145721
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

250 Williams Street, Atlanta, GA	30303
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (404) 302-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to the Employment Agreement with James P. DeBlasio

On November 14, 2007, the Board of Directors of Internap Network Services Corporation (the “Company”) approved changes to the Employment Agreement (the “Agreement”) with James P. DeBlasio, which was filed as Exhibit 99.1 to a Current Report on Form 8-K dated July 11, 2007.  Upon the recommendation of the Board of Directors, the Company and Mr. DeBlasio entered into a first amendment to the Agreement (the “Amendment”).

The purpose of the Amendment is primarily to comply with the requirements and final regulations promulgated under Section 409A of the Internal Revenue Code of 1986, as amended (“409A”).

The foregoing description of the Amendment is qualified in its entirety by the terms of the Amendment, which is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Adoption of Employment Security Plan

On November 14, 2007, the Company entered into an Employment Security Plan for certain executive officers of the Company (the “Plan”).  The Plan  supersedes the employment agreements that were in place for the executives who will participate in the Plan.

The purpose of the Plan is to provide certain benefits in the event an executive’s employment is terminated, either in connection with or unrelated to a change of control of the Company.

Upon a qualifying termination, as defined in the Plan, other than during a protection period, also as defined in the Plan, a participant will receive severance equal to his or her then-current base salary.  Upon a qualifying termination during a protection period, a participant will receive severance equal to the sum of his or her then-current base salary plus maximum bonus for the participant under the applicable bonus plan as established by Company’s Board of Directors for the year in which the termination occurs, and all of his or her unvested equity-based compensation will vest.

A participant is entitled to severance benefits under the Plan in consideration for his or her execution of an agreement with terms substantially similar to the terms of the General Release and Separation Agreement set forth as Exhibit B to the Plan.  The Company’s obligation to provide such severance benefits is also conditioned upon the participant’s continued compliance with confidentiality, non-competition, non-solicitation, and non-disparagement covenants.

This description of the Plan is qualified in its entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Joinder Agreements

Certain of the Company’s named executive officers executed Joinder Agreements to participate in the Plan.  The Joinder Agreement signed by Richard Dobb, the General Counsel, is attached hereto as Exhibit 99.3 and is incorporated herein by reference.  The Joinder Agreement signed by Phil Kaplan, the Chief Strategy Officer, is attached hereto as Exhibit 99.4 and is incorporated herein by reference.  The Joinder Agreement signed by Vince Molinaro, the Chief Operating Officer, is attached hereto as Exhibit 99.5 and is incorporated herein by reference.

Amendment to Bonus Plan

On November 14, 2007, the Board of Directors of the Company approved an amendment (the “Amendment”) to the 2007 Executive Bonus Award Incentive Plan (the “Incentive Plan”).

The Amendment provides that the Company shall make payment of the Target Award Level, which is defined in the Incentive Plan, in cash.  The Company shall make all payments to certain participants in excess of the Target Award Level in shares of restricted common stock, which shares shall vest concurrently with the grant and be fully exercisable.  The Company shall withhold the number of shares necessary to cover the taxes each participant owes the Internal Revenue Service as a result of the vesting of the shares of restricted common stock.

This description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached hereto as Exhibit 99.7 and is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit No.	Description

99.1	First Amendment to Employment Agreement between James P. DeBlasio and Internap Network Services Corporation.
99.2	Employment Security Plan.
99.3	Joiner Agreement to the Employment Security Plan executed by Richard Dobb.
99.4	Joiner Agreement to the Employment Security Plan executed by Phil Kaplan.
99.5	Joiner Agreement to the Employment Security Plan executed by Vince Molinaro.
99.6	Amendment to the 2007 Executive Bonus Award Incentive Plan.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNAP NETWORK SERVICES CORPORATION
Date: November 19, 2007

	By:	/s/ Richard P. Dobb
Richard P. Dobb
Vice President and General Counsel

 EXHIBIT INDEX

99.1	First Amendment to Employment Agreement between James P. DeBlasio and Internap Network Services Corporation.
99.2	Employment Security Plan.
99.3	Joiner Agreement to the Employment Security Plan executed by Richard Dobb.
99.4	Joiner Agreement to the Employment Security Plan executed by Phil Kaplan.
99.5	Joiner Agreement to the Employment Security Plan executed by Vince Molinaro.
99.6	Amendment to the 2007 Executive Bonus Award Incentive Plan.